Exhibit 99.1

ARCH CAPITAL GROUP LTD. ANNOUNCES

CLOSING OF ACQUISITION OF CMG MI AND PMI’S OPERATING PLATFORM

Hamilton, Bermuda, January 30, 2014 — Arch Capital Group Ltd. [Nasdaq: ACGL] today announced that its U.S.-based subsidiaries (Arch U.S. MI) have completed the acquisition of CMG Mortgage Insurance Company (CMG MI) and the mortgage insurance operating platform of PMI Mortgage Insurance Co. (PMI). As part of the transaction, CMG MI, which will be renamed “Arch Mortgage Insurance Company,” has obtained approval as an eligible mortgage insurer from Fannie Mae and Freddie Mac, subject to maintaining certain ongoing requirements.

The completion of the transaction enables Arch U.S. MI to enter the U.S. mortgage insurance marketplace immediately and allows the Company to serve all lenders nationwide, including CMG MI’s existing credit union customers. The acquisition provides Arch U.S. MI with mortgage insurance licenses across the United States and a comprehensive mortgage insurance operating platform. In addition, Arch U.S. MI entered into a distribution agreement with CMFG Life Insurance Company (CUNA Mutual) and a reinsurance agreement with an affiliate of CUNA Mutual. These arrangements with CUNA Mutual will provide CMG MI’s existing customer base with a seamless transition and also will enable Arch U.S. MI to gain immediate access to the credit union marketplace.

The acquisition broadens ACGL’s existing global mortgage insurance and reinsurance capabilities. Arch U.S. MI will complement ACGL’s existing European Union-based mortgage insurance and global reinsurance operations. In addition to traditional mortgage insurance, affiliates of ACGL provide various risk sharing products to mortgage lenders as well as Fannie Mae and Freddie Mac.

Marc Grandisson, Chairman and CEO of Arch Worldwide Reinsurance Group, is responsible for ACGL’s global mortgage insurance and reinsurance operations. Arch U.S. MI is led by President and CEO David Gansberg. Mr. Gansberg joined the Arch group in 2001 and has 20 years of experience in various actuarial, underwriting and senior management positions in the insurance industry. Mr. Gansberg will report to Andrew Rippert, who joined

Arch in 2010 and has 16 years of experience in the mortgage insurance industry. Mr. Rippert will be CEO of Arch Worldwide Mortgage Insurance and Reinsurance Group and currently serves as President and CEO of Arch Mortgage Insurance Limited based in Ireland. The current experienced senior management team and staff of PMI and CMG MI also joined Arch U.S. MI in connection with the transaction. The CMG MI sales team will remain CUNA Mutual employees dedicated to serving their credit union customers.

Constantine (Dinos) Iordanou, Chairman and CEO of ACGL, commented, “We are extremely pleased to complete this transaction and expand our existing mortgage insurance and reinsurance capabilities, which will enable our company to provide a strong and diversified source of private capital to the U.S. mortgage insurance market. We are gratified that Arch U.S. MI will be led by experienced managers in David and Andrew and also welcome our new colleagues from PMI and CMG MI. We believe the impressive operational, managerial and risk management expertise of Arch, together with the mortgage insurance professionals we have assembled, will form an industry leading team with broad capabilities to meet our clients’ needs. Our ability to promote from within is another indication of the depth and strength of the management team we have built at Arch. As we develop our new business, we look forward to working with Fannie Mae and Freddie Mac.”

Marc Grandisson added, “All of us at Arch thank Fannie Mae, Freddie Mac, the FHFA and the Wisconsin and Arizona Departments of Insurance for their approval of this acquisition, as well as their support of our Company. We are open for business and look forward to strengthening relationships with our existing credit union customers, as well as broadening our relationships with lenders nationwide.”

“We welcome Arch as our newest approved provider of mortgage insurance coverage on loans delivered to Fannie Mae, through their acquisition of the CMG Mortgage Insurance

Company, which has been a Fannie Mae approved mortgage insurer since 1994,” said Rob Schaefer, Fannie Mae Vice President for Credit Enhancement Strategy and Management. “Arch’s acquisition of CMG provides additional financial support for CMG’s existing mortgage insurance obligations with Fannie Mae and other policyholders, and also represents another step on the road to attracting private capital to the mortgage credit space.”

“Freddie Mac is pleased to approve Arch Mortgage Insurance Company as an eligible mortgage insurer,” said Gina Healy, Vice President of Mortgage Insurance and Special Asset Workouts at Freddie Mac. “Arch Capital Group brings additional private capital to support homeownership opportunities and to help further the nation’s housing recovery.”

About Arch Capital Group Ltd.

Arch Capital Group Ltd., a Bermuda-based company with approximately $6.34 billion in capital at September 30, 2013, after giving effect to a $500 million notes offering in the 2013 fourth quarter, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release or any other written or oral statements made by or on behalf of Arch Capital Group Ltd. and its subsidiaries may include forward-looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. Forward-looking statements involve our current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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Contact:                                                Arch Capital Group Ltd.

Mark D. Lyons

(441) 278-9250